EXHIBIT 21

              Subsidiaries of American HealthChoice, Inc.


                     Subsidiary                              Clinic
  1.  AHC Chiropractic Clinics, Inc., a Texas     Bandera, Wurzbach, San
        corporation                                 Pedro, Corpus Christi,
                                                    San Benito, Laredo & Katy
                                                    Chiropractic
      AHC Physicians Corporation, Inc., a         San Pedro & Southcross
        Texas corporation                           medical
      AHC Physicians Corporation, Inc., a         Inactive
        Georgia corporation
      Total Medical Diagnostics, Inc., a          Inactive
        Delaware corporation
      Nationwide Sports and Injury, Inc., a       Bandera Physical therapy
        Texas corporation
      United Chiropractic Clinics of Uptown,      Uptown
        Inc., a Louisiana corporation
      New Orleans East Chiropractic Clinics,      New Orleans East
        Inc., a Louisiana corporation
      AHC Clinic Management, L.L.C., a Texas      Inactive
        limited liability company
      AHI Management, Inc., a Texas               Corporate office
        corporation
      Diagnostic Services, Inc., a Texas          Inactive
        corporation
      Katy Sports Injury and Rehab,               Inactive
        Incorporated, a Texas corporation
      Pacific Chiropractic (San Pedro),
        Incorporated, d/b/a United Chiropractic   Inactive
        Clinic, a Texas corporation
      Apple Chiropractic Clinic of Wurzbach,
        Incorporated, a Texas corporation         Inactive
      Valley Family Health Center, L.L.C., a
        Texas limited liability company           Valley Family chiropractic